Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference of our firm under the caption “Experts” in the registration statement (Form S-1/A No. 333-163957) and related prospectus dated July 21, 2010 and inclusion of our report in such registration statement and related prospectus, dated July 21, 2010, with respect to the financial statements of SurgiVision, Inc.

/s/ Cherry, Bekaert & Holland, L.L.P.

Tampa, Florida

July 21, 2010